                                                                   EXHIBIT 10(a)

                           LETTER OF CREDIT AGREEMENT


                                November 8, 1996

Fuqua Enterprises, Inc.
One Atlantic Center
1201 West Peachtree Street, N.W.
Suite 5000
Atlanta, GA 30309
Attention:  Mr. Brady W. Mullinax, Jr.
            Vice President-Finance
            Treasurer and Chief Financial Officer

Ladies and Gentlemen:

         SunTrust Bank, Atlanta, a Georgia banking corporation (the "Issuer"), subject to and upon the terms and conditions set forth in this Letter of Credit Agreement (this "Agreement") and the Applications (as hereinafter defined), hereby establishes up to but not including June 28, 1999 (the "Maturity Date"), a commitment in favor of Fuqua Enterprises, Inc. (the "Applicant") for the issuance of stand-by and trade letters of credit (collectively, the "Letters of Credit") in an aggregate face amount, together with all unreimbursed draws upon such Letters of Credit, not to exceed THREE MILLION DOLLARS ($3,000,000.00) at any one time outstanding (the "Commitment"). The Applicant and the Issuer hereby agree that the letters of credit described on Exhibit "A" attached hereto and incorporated herein by this reference shall be deemed to have been issued pursuant to the Commitment and shall constitute "Letters of Credit" for all purposes hereunder. Within the limits of the Commitment, the Issuer agrees, upon the terms set forth herein, to issue Letters of Credit from time to time upon the request of the Applicant and receipt of a duly executed Application (as hereinafter defined) with respect thereto, provided that:

                 (1) the Applicant shall not request that any Letter of Credit be issued if, after giving effect thereto, the sum of the face amount of all Letters of Credit outstanding plus the amount of the unreimbursed draws under Letters of Credit issued hereunder (collectively, the "Letter of Credit Obligations") would exceed the amount of the Commitment;

                 (2) in no event shall any Letter of Credit have an expiration date later than the Maturity Date; and

                 (3) the Applicant shall not be entitled to request that the Issuer issue any Letter of Credit if a default or Event of Default exists or would exist as a result thereof.

         All Letters of Credit shall be denominated in United States Dollars. The Applicant agrees that the Issuer may refuse to issue any Letter of Credit requested hereunder if the Issuer reasonably determines that such issuance would be illegal or impractical.

Procedure for Issuance:

         Whenever the Applicant desires the issuance of a Letter of Credit, it shall deliver to the Issuer written notice in the form of the Issuer's standard Application and Agreement for Irrevocable Stand-by Letters of Credit substantially in the form of Exhibit "B" attached hereto, in the case of stand-by Letters of Credit or Issuer's standard Application and Security Agreement for Commercial Letters of Credit substantially in the form of Exhibit "C" attached hereto, in the case of trade letters of credit (in either case, an "Application" and collectively, the "Applications"), duly executed by authorized officers of the Applicant, no later than 11:00 A.M. on the third Business Day prior to the proposed date of the issuance of the Letter of Credit. The Application shall specify (i) the proposed date of issuance of the proposed Letter of Credit (which shall be a Business Day), (ii) the face amount of the proposed Letter of Credit, (iii) the expiration date of the proposed Letter of Credit and (iv) the name and address of the beneficiary of the proposed Letter of Credit. The Application shall also specify a precise description of any documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit in connection with a draw thereupon. By the Applicant's execution below, the Applicant acknowledges that the Issuer is issuing each Letter of Credit hereunder in express reliance on the terms hereof which are in addition to, and not in lieu of, the terms of the Application executed in connection therewith. Issuer acknowledges that it is not requiring the Applicant to grant to the Issuer any security interest, lien or other encumbrance as security for any of the Letter of Credit Obligations. Accordingly, the Issuer agrees, with respect to each Letter of Credit issued hereunder, to delete by striking through, the following provisions in the form of Application relating to such Letter of Credit:

Application and Agreement for Irrevocable Standby Letter of Credit (Exhibit B)

         Section 5, Section 6 (excluding the last sentence thereof), and
Section 9.

Application and Security Agreement for Commercial Letter of Credit (Exhibit C)

         Section 4, Section 6, and Section 7(a)(ii).

The Issuer and the Applicant agree that the Application relating to the Letter of Credit described on Exhibit A hereto is hereby amended by deleting therefrom the provisions set forth above applicable to the type of Application for such Letter of Credit.

L/C Fee:

         The Applicant shall pay to the Issuer a letter of credit fee equal to the "Applicable Margin" then in effect pursuant to the Credit Agreement referenced below, calculated on the average daily amount of the Letter of Credit Obligations, payable quarterly in arrears, on the last day of each calendar quarter, calculated upon an actual/360 day basis. In the event that the Credit Agreement is terminated, repaid or the Issuer is no longer a party thereto, the Applicant and Issuer agree to negotiate a new letter of credit fee in good faith and prior thereto, the letter of credit fee shall continue to accrue and be payable at the rate calculated pursuant to the terms of the Credit Agreement as in effect on the date that the Credit Agreement was terminated.

         In addition, the Applicant shall pay to the Issuer such other issuance, amendment and assignment fees with respect to the Letters of Credit as the Applicant and the Issuer shall agree to from time to time.

Reimbursement Obligation:

         The reimbursement obligation of the Applicant with respect to each Letter of Credit shall be governed by the terms of the Application executed in connection therewith.

Documentation:

         As a condition precedent to Issuer's obligation to issue the initial Letter of Credit hereunder, the Applicant shall deliver the following documents to the Issuer prior to such issuance, duly executed by the parties thereto:

         (1)     This Agreement; and

         (2) Secretary's Certificate of the Applicant as to its Certificate of Incorporation, By-laws, Resolutions and Incumbency, in form acceptable to Issuer.
Covenants:

         As long as any Letter of Credit Obligations shall remain outstanding or the Applicant shall have any obligation to the Issuer under the Applications or this Agreement, the Applicant shall comply with each of the covenants set forth in Articles VI and VII of that certain Amended and Restated Credit Agreement, dated as of June 28, 1996, by and among Applicant, SunTrust Bank, Atlanta, as Agent and as lender, and each of the other financial institutions party thereto (the "Credit Agreement") which covenants are, for the benefit of the Issuer, incorporated by reference herein (including the definitions of the terms used therein which appear in other provisions of the Credit Agreement), irrespective of any termination, modification, amendment or consent or waiver relating to such covenants or termination of the Credit Agreement; provided that, (i) any reference to any "Lender" or the "Agent" or the "Required Lenders" shall be deemed to mean the Issuer, (ii) the terms "Default" and "Event of Default" shall be deemed to have the meanings given such terms herein, (iii) all reference to this "Agreement", any "Note", any "Loan", any "Borrowing" or the "Credit Documents" shall be deemed to mean this Agreement and the Applications and other documents executed in connection herewith.

Effect of Amendment of Credit Agreement:

         Notwithstanding the foregoing paragraph, any modification, amendment or consent or waiver relating to the covenants or other provisions incorporated herein from the Credit

Agreement entered into while the Issuer is a party to the Credit Agreement shall be automatically incorporated into or honored for purposes of this Agreement with the same force and effect.

Termination or Withdrawal of Issuer from Credit Agreement:

         In the event that indebtedness outstanding pursuant to the Credit Agreement is paid in full or the Credit Agreement is otherwise terminated or the Issuer is no longer a party thereto, the Applicant and the Issuer agree to negotiate in good faith replacement covenants for this Agreement. Until such time as appropriate amendments or modifications to this Agreement are executed by the parties, however, the terms of the Credit Agreement incorporated herein shall remain in full force and effect.

Events of Default:

         In addition to the Events of Default set forth in any Application, the Applicant and the Issuer expressly agree that the following events shall also constitute "Events of Default" pursuant to the Applications and this Agreement:

         (a) the occurrence of an "Event of Default" pursuant to the terms of the Credit Agreement (as such term is defined therein); and

         (b) the failure of the Applicant to comply with the terms and conditions of this Agreement which failure continues for ten
                 (10) days or longer after the earlier of (i) discovery by Applicant of such non-compliance, or (ii) notice from the Issuer of such non-compliance.

Remedies:

         Upon the occurrence and during the continuance of an Event of Default under any Application, as supplemented by this Letter Agreement, in addition to the rights and remedies afforded pursuant to the Applications, at law or in any other document related hereto, the parties expressly agree that every Letter of Credit issued hereunder shall be deemed to have been drawn in full, and the Applicant shall immediately reimburse to the Issuer the full amount of such deemed drawing, together with any other amounts owing hereunder or pursuant to the Applications in U.S. Dollars, which amount shall be held by the Issuer as cash collateral for Applicant's obligations pursuant to the Applications and this Agreement. In the event that any Letter of Credit expires or terminates without draw, such amount shall be immediately returned to the Applicant, together with the interest thereon, unless an Event of Default has occurred and is continuing in which case all interest shall be retain by the Issuer for application to the obligations of the Applicant hereunder.

Increased Costs:

         If, after the date hereof, by reason of (x) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                 (i) Issuer shall be subject to any tax, duty or other charge with respect to the Letter of Credit Obligations, or its obligation to issue Letters of Credit, or the basis of taxation of payments to Issuer of the principal of or interest on Letter of Credit Obligations or its obligation to issue Letters of Credit shall have changed (except for changes in the tax on the overall net income of Issuer, or franchise taxes applicable thereto, in each case, as imposed by the jurisdiction in which Issuer's principal executive office is located); or

                (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Issuer's applicable lending office shall be imposed or deemed applicable or any other condition affecting Letter of Credit Obligations or its obligation to issue Letters of Credit shall be imposed on Issuer or its applicable lending office;

and as a result thereof there shall be any increase in the cost to Issuer of agreeing to make or making, funding or maintaining Letter of Credit Obligations or its obligation to issue Letters of Credit or there shall be a reduction in the amount received or receivable by Issuer or its applicable lending office, then Applicant shall from time to time, upon written notice from and demand by Issuer on Applicant, pay to the Issuer for the account of Issuer within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify Issuer against such increased cost. A certificate as to the amount of such increased cost, submitted to Applicant by Issuer in good faith and accompanied by a statement prepared by the Issuer describing in reasonable detail the basis for and calculation of such increased cost, shall constitute prima facie evidence of the matters contained therein. This paragraph shall survive the termination of this Agreement and the repayment of the Letter of Credit Obligations provided that, in the event that the Issuer fails to make written demand for indemnification or compensation pursuant to this paragraph hereof within one year after the date that the Issuer receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to this paragraph, the Applicant shall not have any obligation to pay any amount with respect to claims accruing prior to the date which is one year preceding such written demand.

Capital Adequacy:

         Without limiting any other provision of this Agreement, in the event that the Issuer shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the date hereof, or any change therein or in the interpretation or application thereof after the date hereof, or compliance by the Issuer with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the date hereof (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on the Issuer's capital as a consequence of its obligations hereunder to a level below that which the Issuer could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration the Issuer's policies with respect to capital adequacy) by an amount deemed by the Issuer to be material, then within ten (10) Business Days after written notice and demand by the Issuer), Applicant shall from time to time pay to the Issuer additional amounts sufficient to compensate the Issuer for such reduction. Each certificate as to the amount payable under this paragraph (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Applicant by the Issuer in good faith, shall constitute prima facie evidence of the matters contained therein. This paragraph shall survive the termination of this Agreement and the repayment of the Letter of Credit Obligations provided that, in the event that the Issuer fails to make written demand for indemnification or compensation pursuant to this paragraph within one year after the date that the Issuer receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to this paragraph, the Applicant shall not have any obligation to pay any amount with respect to claims accruing prior to the date which is one year preceding such written demand.

Miscellaneous:

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         (b) This Agreement is expressly incorporated into each Application and expressly made a part thereof. All terms used herein without definition shall have the meanings set forth in the Application.

         (c) All portions to the Credit Agreement referenced herein (including without limitation, the Events of Default set forth therein) are expressly incorporated into this Agreement by such reference and shall survive the termination and/or repayment of the Credit Agreement.

         (d) This Agreement may only be amended or modified by a writing signed by both parties.

         (e) This Agreement shall be binding upon the successors and assigns of the Applicant and inure to the benefit of the successors and assigns of the Issuer.

         If these terms and conditions are acceptable to you, please indicate your acceptance by executing a copy of this Agreement in the space below, and return a copy to the undersigned officer of the Issuer.


                                           Sincerely,

                                           SUNTRUST BANK, ATLANTA



                                           By:  /s/ J. CHRISTOPHER DEISLEY
                                               --------------------------------

                                           Title:  First Vice President
                                                   ----------------------------

                                           By: /s/ JOHN G. TAYLOR
                                              ---------------------------------

                                           Title: VICE PRESIDENT
                                                 ------------------------------



ACCEPTED AND AGREED TO
BY:

FUQUA ENTERPRISES, INC.


By:  /s/ Brady W. Mullinax, Jr.
     ----------------------------------
Its: Vice President-Finance & Treasurer
     ----------------------------------
Date:    November 8, 1996
     ----------------------------------


Attest:  /s/ Mildred H. Hutcheson
         ------------------------------
Its:         Corporate Secretary
     ----------------------------------
Date:        November 8, 1996
     ----------------------------------

                                  EXHIBIT "A"

                           EXISTING LETTERS OF CREDIT

Letter of Credit No.  F501347 in the amount of $228,300.